UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2010

Stanley Furniture Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1641 Fairystone Park Highway Stanleytown, Virginia	24168
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 627-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Glenn Prillaman’s Change in Control Protection Agreement

On September 10, 2010, Stanley Furniture Company, Inc. (the “Company”) and its President and Chief Executive Officer, Glenn Prillaman, agreed to amend the Change in Control Protection Agreement by and between the Company and Mr. Prillaman dated December 11, 2009 (the “Change of Control Agreement”), in connection with the Company’s previously announced subscription rights offering (the “2010 Rights Offering”). The amendment expressly provides that the acquisition of Beneficial Ownership of additional Stock or Voting Power by any Group through the 2010 Rights Offering will not result in a Change of Control for the purposes of the Change of Control Agreement. If any Group obtains 35 percent or more of the Stock or Voting Power pursuant to the 2010 Rights Offering, any acquisition of additional Stock or Voting Power by that Group that results in an increase in the percentage of the total Stock or Voting Power held by that Group will result in a Change of Control for the purposes of the Change of Control Agreement. Defined terms used in the description of this amendment have the meanings set forth in the Change of Control Agreement.

The foregoing description of this amendment is qualified in its entirety by reference to the Amendment to the Change in Control Protection Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Amendment to Douglas I. Payne’s Employment Agreement

On September 10, 2010, the Company and its Executive Vice President – Finance and Administration and Secretary, Douglas I. Payne, agreed to amend the Employment Agreement by and between the Company and Mr. Payne dated December 31, 2008 (the “Employment Agreement”), in connection with the Company’s 2010 Rights Offering. The amendment expressly provides that the acquisition of beneficial ownership of any additional Company stock by a shareholder through the 2010 Rights Offering will not result in a Change of Control for the purposes of the Employment Agreement.

The foregoing description of this amendment is qualified in its entirety by reference to the Amendment to Employment Agreement, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01 Other Events

On September 10, 2010, the Company announced that it had filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) for a rights offering in which stockholders will receive transferable rights to purchase additional shares of the Company’s common stock. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment to the Change in Control Protection Agreement, dated September 10, 2010, by and between Stanley Furniture Company, Inc. and Glenn Prillaman.

10.2	Amendment to Employment Agreement, dated September 10, 2010, by and between Stanley Furniture Company, Inc. and Douglas I. Payne.

99.1	Press Release of the Company dated September 10, 2010, announcing the Company’s plan for a rights offering to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: September 16, 2010

By: /s/Douglas I. Payne Douglas I. Payne Executive Vice President – Finance and Administration